UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 2, 2025

Amphastar Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36509	33-0702205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11570 6th Street
Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(zip code)

(909) 980-9484

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AMPH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2025 Annual Meeting of Stockholders of Amphastar Pharmaceuticals, Inc. (the “Company”) held on June 2, 2025 (the “Annual Meeting”), the stockholders of the Company voted on and approved amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) (i) to reflect Delaware law provisions regarding officer exculpation (the “Exculpation Amendment”); and (ii) to remove the forum selection provision (the “Forum Selection Amendment,” and together with the Exculpation Amendment, the “Charter Amendments”).

Additionally, in connection with the Forum Selection Amendment, the board of directors of the Company approved an amendment to the amended and restated bylaws of the Company (the “Bylaws” and such amendment, the "Bylaws Amendment”) clarifying that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court in Delaware or the United States District Court for the District of Delaware) and any appellate court therefrom will be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company; (B) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the Company to the Company or the Company’s stockholders; (C) any action arising pursuant to any provision of the Delaware General Corporation Law, the Charter or the Bylaws; or (D) any action asserting a claim governed by the internal affairs doctrine.

A description of the Charter Amendments and the Bylaws Amendment are set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2025. The Charter Amendments and Bylaws Amendment became effective upon the filing of Certificates of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 2, 2025.

The foregoing descriptions of the Charter Amendments and the Bylaws Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificates of Amendment and Bylaws, as amended by the Bylaws Amendment, a copy of each of which is filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K, respectively and is incorporated herein by reference.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

The stockholders of the Company voted on the following items at the Annual Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the SEC on April 14, 2025:

1.	To elect three Class III directors to serve until the Company’s 2028 annual meeting of stockholders and until each such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal;
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2025;
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;
4.	To approve the amendment of the Charter to reflect Delaware law provisions regarding officer exculpation; and
5.	To approve the amendment of the Charter to remove forum selection provision;

The voting results for the proposals are detailed below.

1. Election of Directors

Nominee	For	Against	Abstained	Broker Non-votes
Jack Y. Zhang	35,324,626	2,162,135	13,140	4,527,192
Richard Prins	33,537,101	3,949,663	13,137	4,527,192
Diane G. Gerst	26,544,774	10,942,687	12,440	4,527,192

Each director nominee was duly elected to serve until the 2028 annual meeting of stockholders and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

2. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-votes
41,473,456	526,237	27,400	N/A

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

3. Advisory Vote on the Compensation of our Named Executive Officers

For	Against	Abstained	Broker Non-votes
35,585,000	1,815,521	99,380	4,527,192

The stockholders approved, on a non-binding basis, the compensation of the Company’s named executive officers.

4. Approval of the Amendment to the Charter to Reflect Delaware Law Provisions Regarding Officer Exculpation

For	Against	Abstained	Broker Non-votes
34,496,144	2,910,874	92,883	4,527,192

The stockholders approved the amendment to the Charter to reflect Delaware law provisions regarding officer exculpation.

5.	Approval of the Amendment to the Charter to Remove Forum Selection Provision

For	Against	Abstained	Broker Non-votes
37,354,374	52,330	93,197	4,527,192

The stockholders approved the amendment to the Charter to remove the forum selection provision.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Amphastar Pharmaceuticals, Inc. (Officer Exculpation)
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Amphastar Pharmaceuticals, Inc. (Forum Selection Provision)
3.3	Amended and Restated Bylaws of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: June 4, 2025
By: /s/ William J. Peters

William J. Peters
Chief Financial Officer and Executive Vice President